    As filed with the Securities and Exchange Commission on August 25, 2000
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                   06-1411336
    (State of Incorporation)              (I.R.S. Employer Identification No.)

                                   ----------


                             708 Quince Orchard Road
                          Gaithersburg, Maryland 20878
                    (Address of principal executive offices)

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                           1997 Equity Incentive Plan
                          Employee Stock Purchase Plan
                            (Full title of the plans)


                                 Mark D. Gessler
                 President, Chief Executive Officer and Director
                                 Gene Logic Inc.
                             708 Quince Orchard Road
                          Gaithersburg, Maryland 20878
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   ----------

                                   Copies to:
                              D. Bradley Peck, Esq.
                              L. Kay Chandler, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                           San Diego, California 92121
                                 (858) 550-6000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES          AMOUNT TO BE          OFFERING                AGGREGATE               AMOUNT OF
  TO BE REGISTERED            REGISTERED(1)     PRICE PER SHARE(2)      OFFERING PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001)        1,750,000            $17.91                  $31,342,500             $8,274.42
==================================================================================================================

(1) Includes 1,500,000 shares issuable under the 1997 Equity Incentive Plan of Gene Logic Inc. (the "Company" or the "Registrant") and 250,000 shares issuable under the Company's Employee Stock Purchase Plan (collectively, the "Plans"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on August 21, 2000 as reported on the Nasdaq National Market.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENT ON FORM S-8 NOS. 333-53083 AND 333-80931


         The contents of Registration Statement on Form S-8 Nos. 333-53083 and 333-80931 filed with the Securities and Exchange Commission on May 20, 1998 and June 17, 1999, respectively, are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER
     5.1     Opinion of Cooley Godward LLP.

    23.1     Consent of Arthur Andersen LLP.

    23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement.

    24       Power of Attorney is contained on the signature pages.

    99.1     1997 Equity Incentive Plan, as amended.

    99.2     Employee Stock Purchase Plan, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on August 25, 2000.


                                       GENE LOGIC INC.


                                       By:   /s/  PHILIP L. ROHRER, JR.
                                           ------------------------------------
                                       Title:  Chief Financial Officer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip L. Rohrer, Jr. and Mark D. Gessler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                          TITLE                              DATE
  /s/ PHILIP L. ROHRER, JR.                           Chief Financial Officer (Principal         August 25, 2000
--------------------------------------------          Financial and Accounting Officer)
           Philip L. Rohrer, Jr.

  /s/  MARK D. GESSLER                                President, Chief Executive Officer         August 25, 2000
--------------------------------------------          and Director (Principal Executive
              Mark D. Gessler                         Officer)

  /s/  MICHAEL J. BRENNAN                             Chairman of the Board of Directors         August 25, 2000
--------------------------------------------
      Michael J. Brennan, M.D., Ph.D

  /s/  JULES BLAKE                                    Director                                   August 25, 2000
--------------------------------------------
            Jules Blake, Ph.D.

  /s/  CHARLES L. DIMMLER                             Director                                   August 25, 2000
--------------------------------------------
          Charles L. Dimmler III

  /s/  G. ANTHONY GORRY                               Director                                   August 25, 2000
--------------------------------------------
          G. Anthony Gorry, Ph.D.

                                                      Director                                   August 25, 2000
--------------------------------------------
            Jeffrey D. Sollender

                                                      Director                                   August 25, 2000
--------------------------------------------
       Alan G. Walton, Ph.D., D.Sc.

                                  EXHIBIT INDEX

    EXHIBIT                                                                       SEQUENTIAL PAGE
    NUMBER                         DESCRIPTION                                         NUMBERS
      5.1     Opinion of Cooley Godward LLP.

     23.1     Consent of Arthur Andersen LLP.

     23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
              Registration Statement.

     24       Power of Attorney is contained on the signature pages.

     99.1     1997 Equity Incentive Plan, as amended.

     99.2     Employee Stock Purchase Plan, as amended.